--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                     EXHIBIT 99B


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 11-K

              [X] Annual Report Pursuant to Section 15(d) of
                  the Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1999

                                       or

              [_] Transition Report Pursuant to Section 15(d)
                  of the Securities Exchange Act of 1934

 For the transition period from                          Commission file number
       _______ to _______                                         1-8607

                             BellSouth Savings and
                                 Security Plan

                             BellSouth Corporation
                          1155 Peachtree Street, N.E.
                          Atlanta, Georgia 30309-3610

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      BELLSOUTH SAVINGS AND SECURITY PLAN

                               Table of Contents

Item                                                                        Page
----                                                                        ----

1. Financial Statements

   Report of Independent Accountants.......................................   2

   Consent of Independent Accountants......................................   3

   Statement of Net Assets Available for Benefits, With Fund
    Information as of December 31, 1999....................................   4

   Statement of Net Assets Available for Benefits, With Fund
    Information as of December 31, 1998....................................   6

   Statement of Changes in Net Assets Available for Benefits, With Fund
    Information for the Year Ended December 31, 1999.......................   8

   Statement of Changes in Net Assets Available for Benefits, With Fund
    Information for the Year Ended December 31, 1998.......................  10

   Statement of Changes in Net Assets Available for Benefits, With Fund
    Information for the Year Ended December 31, 1997.......................  12

   Notes to Financial Statements...........................................  14

2. Supplemental Schedule

   H4(i)--Schedule of Assets Held for Investment Purposes.................. S-1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants and Plan Administrator of the BellSouth Savings and Security Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the BellSouth Savings and Security Plan (the "Plan") at December 31, 1999 and 1998, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedule and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP
Atlanta, Georgia

June 26, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- 31600) of BellSouth Corporation of our report dated June 26, 2000 relating to the financial statements of the BellSouth Savings and Security Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
June 26, 2000

                                                             BELLSOUTH SAVINGS

                                             STATEMENT OF NET ASSETS AVAILABLE

                                                                      December
                                                                       (In Tho

                                                          Vanguard
                                                            Index   Fidelity
                             BellSouth  Indexed  Interest   Trust    Growth
                               Stock     Stock    Income   Growth   & Income  Balanced
                                Fund      Fund     Fund   Portfolio Portfolio   Fund
            ASSETS           ---------- -------- -------- --------- --------- --------
   Share of Trust net as-
    sets...................  $1,752,639 $206,747 $349,737  $90,015   $70,821  $25,104
   Investment in BellSouth
    Savings and Security
    Employee Stock Owner-
    ship Plan Trust:
    Shares of BellSouth
     common stock allocated
     to participants ......         --       --       --       --        --       --
    Shares of BellSouth
     common stock held for
     future allocation.....         --       --       --       --        --       --
    Temporary cash invest-
     ments.................         --       --       --       --        --       --
                             ---------- -------- --------  -------   -------  -------
    Total Investments......   1,752,639  206,747  349,737   90,015    70,821   25,104
   Contributions receiv-
    able...................       1,776      416      596      223       180       65
   Fund, BellSouth
    Retirement Savings Plan
    and other transfers
    receivable--net........         --       472      914      414       --       --
                             ---------- -------- --------  -------   -------  -------
    Total Assets...........   1,754,415  207,635  351,247   90,652    71,001   25,169
                             ---------- -------- --------  -------   -------  -------
         LIABILITIES
   Distributions payable...         378       10      124        2         9      --
   Fund, BellSouth
    Retirement Savings Plan
    and other transfers
    payable--net...........       1,880      --       --       --         65       15
   Notes payable ..........         --       --       --       --        --       --
                             ---------- -------- --------  -------   -------  -------
    Total Liabilities......       2,258       10      124        2        74       15
                             ---------- -------- --------  -------   -------  -------
   Net Assets Available for
    Benefits...............  $1,752,157 $207,625 $351,123  $90,650   $70,927  $25,154
                             ========== ======== ========  =======   =======  =======


                                          The accompanying notes are an integ

AND SECURITY PLAN

FOR BENEFITS, WITH FUND INFORMATION

31, 1999
usands)


        T. Rowe                   DFA      DFA U.S.                         Employee Stock
         Price    DFA U.S.   International Large Cap                        Ownership Plan
  Bond  Mid-Cap  6-10 Value    Value II    Value II  Participant        ----------------------
  Fund  Growth  Portfolio II     Fund        Fund       Loans    Other  Allocated  Unallocated   Total
 ------ ------- ------------ ------------- --------- ----------- ------ ---------- ----------- ----------

 $7,684 $20,363   $11,178       $5,621      $9,249     $39,176   $1,704 $      --   $    --    $2,590,038






    --      --        --           --          --          --       --   1,061,872       --     1,061,872


    --      --        --           --          --          --       --         --    305,734      305,734

    --      --        --           --          --          --       --       1,837     7,770        9,607
 ------ -------   -------       ------      ------     -------   ------ ----------  --------   ----------
  7,684  20,363    11,178        5,621       9,249      39,176    1,704  1,063,709   313,504    3,967,251

     25      61        36           17          27         --       --         --        --         3,422



      6     --        --            42         --          456      --         --        --         2,304
 ------ -------   -------       ------      ------     -------   ------ ----------  --------   ----------
  7,715  20,424    11,214        5,680       9,276      39,632    1,704  1,063,709   313,504    3,972,977
 ------ -------   -------       ------      ------     -------   ------ ----------  --------   ----------
    --      --        --           --            3           4      --          74       --           604




    --       45        23          --           52         --     1,704        --        --         3,784
    --      --        --           --          --          --       --         --    127,373      127,373
 ------ -------   -------       ------      ------     -------   ------ ----------  --------   ----------
    --       45        23          --           55           4    1,704         74   127,373      131,761
 ------ -------   -------       ------      ------     -------   ------ ----------  --------   ----------

 $7,715 $20,379   $11,191       $5,680      $9,221     $39,628   $  --  $1,063,635  $186,131   $3,841,216
 ====== =======   =======       ======      ======     =======   ====== ==========  ========   ==========


ral part of these financial statements.

                                                               BELLSOUTH SAVINGS

                                               STATEMENT OF NET ASSETS AVAILABLE

                                                                        December
                                                                         (In Tho

                                                       Vanguard
                                                         Index   Fidelity
                          BellSouth  Indexed  Interest   Trust    Growth
                            Stock     Stock    Income   Growth   & Income  Balanced
                             Fund      Fund     Fund   Portfolio Portfolio   Fund
         ASSETS           ---------- -------- -------- --------- --------- --------
Share of Trust net
 assets.................  $2,035,771 $184,669 $340,629  $45,761   $67,786  $23,904
Investment in BellSouth
 Savings and Security
 Employee Stock
 Ownership Plan Trust:
 Shares of BellSouth
  common stock allocated
  to participants.......         --       --       --       --        --       --
 Shares of BellSouth
  common stock held for
  future allocation.....         --       --       --       --        --       --
 Temporary cash
  investments...........         --       --       --       --        --       --
                          ---------- -------- --------  -------   -------  -------
 Total Investments......   2,035,771  184,669  340,629   45,761    67,786   23,904
Contributions
 receivable.............       1,673      448      676      124       167       69
Fund, BellSouth
 Retirement Savings Plan
 and other transfers
 receivable--net........      20,762      --       --       --        --       --
                          ---------- -------- --------  -------   -------  -------
 Total Assets...........   2,058,206  185,117  341,305   45,885    67,953   23,973
                          ---------- -------- --------  -------   -------  -------
      LIABILITIES
Distributions payable...         167        2      126        4         7      --
Fund, BellSouth
 Retirement Savings Plan
 and other transfers
 payable--net...........         --       992   18,938      252       110       77
Notes payable...........         --       --       --       --        --       --
                          ---------- -------- --------  -------   -------  -------
 Total Liabilities......         167      994   19,064      256       117       77
                          ---------- -------- --------  -------   -------  -------
Net Assets Available for
 Benefits...............  $2,058,039 $184,123 $322,241  $45,629   $67,836  $23,896
                          ========== ======== ========  =======   =======  =======


                                             The accompanying notes are an integ

AND SECURITY PLAN

FOR BENEFITS, WITH FUND INFORMATION

31, 1998
usands)


          T. Rowe                   DFA      DFA  U.S.                        Employee Stock
           Price    DFA U.S.   International Large Cap                        Ownership Plan
  Bond    Mid-Cap  6-10 Value    Value II    Value II  Participant        ----------------------
  Fund    Growth  Portfolio II     Fund        Fund       Loans    Other  Allocated  Unallocated   Total
 ------   ------- ------------ ------------- --------- ----------- ------ ---------- ----------- ----------

 $8,980   $14,114   $13,460       $4,473      $10,564    $29,927   $3,699 $      --   $    --    $2,783,737






    --        --        --           --           --         --       --   1,075,796       --     1,075,796


    --        --        --           --           --         --       --         --    410,315      410,315

    --        --        --           --           --         --       --       8,418     7,677       16,095
 ------   -------   -------       ------      -------    -------   ------ ----------  --------   ----------
  8,980    14,114    13,460        4,473       10,564     29,927    3,699  1,084,214   417,992    4,285,943

     33        44        48           15           26        --       --         --        --         3,323



    --         17       --           --           --          99      --         --        --        20,878
 ------   -------   -------       ------      -------    -------   ------ ----------  --------   ----------
  9,013    14,175    13,508        4,488       10,590     30,026    3,699  1,084,214   417,992    4,310,144
 ------   -------   -------       ------      -------    -------   ------ ----------  --------   ----------

    --          4       --           --           --         --     2,400        126       --         2,836



    355       --         67          318          272        --     1,299         21       --        22,701
    --        --        --           --           --         --       --         --    153,896      153,896
 ------   -------   -------       ------      -------    -------   ------ ----------  --------   ----------
    355         4        67          318          272        --     3,699        147   153,896      179,433
 ------   -------   -------       ------      -------    -------   ------ ----------  --------   ----------

 $8,658   $14,171   $13,441       $4,170      $10,318    $30,026   $  --  $1,084,067  $264,096   $4,130,711
 ======   =======   =======       ======      =======    =======   ====== ==========  ========   ==========


ral part of these financial statements.

                                                               BELLSOUTH SAVINGS

                                                            STATEMENT OF CHANGES
                                                              FOR BENEFITS, WITH

                                                                   Year Ended De
                                                                         (In Tho

                                                            Vanguard
                                                              Index   Fidelity                    T. Rowe
                             BellSouth   Indexed   Interest   Trust    Growth                      Price
                               Stock      Stock     Income   Growth   & Income  Balanced   Bond   Mid-Cap
                                Fund       Fund      Fund   Portfolio Portfolio   Fund     Fund   Growth
                             ----------  --------  -------- --------- --------- --------  ------  -------
   Net Assets Available for
    Benefits,
    December 31, 1998......  $2,058,039  $184,123  $322,241  $45,629   $67,836  $23,896   $8,658  $14,171
                             ----------  --------  --------  -------   -------  -------   ------  -------
   Employee contributions..      47,492    11,477    18,166    5,250     4,775    1,793      762    1,514
   Transfer of
    participants'
    balances--net..........     (82,142)  (13,108)   38,967   23,424    (3,913)    (901)    (646)   2,218
   Supplemental
    contributions..........         --        --        --       --        --       --       --       --
   Allocation of shares to
    participants...........         --        --        --       --        --       --       --       --
   Transfer for loan
    repayment..............         --        --        --       --        --       --       --       --
                             ----------  --------  --------  -------   -------  -------   ------  -------
   Total Contributions,
    Allocations and
    Transfers..............     (34,650)   (1,631)   57,133   28,674       862      892      116    3,732
   Share of Trust
    investment activities..    (148,325)   36,005    18,059   19,713     6,474    1,832     (172)   3,749
                             ----------  --------  --------  -------   -------  -------   ------  -------
   Total Additions.........    (182,975)   34,374    75,192   48,387     7,336    2,724      (56)   7,481
                             ----------  --------  --------  -------   -------  -------   ------  -------
   Less: Distributions to
     participants..........     122,907    10,872    46,310    3,366     4,245    1,466      887    1,273
     Interest on notes
      payable..............         --        --        --       --        --       --       --       --
                             ----------  --------  --------  -------   -------  -------   ------  -------
   Net Assets Available for
    Benefits,
    December 31, 1999......  $1,752,157  $207,625  $351,123  $90,650   $70,927  $25,154   $7,715  $20,379
                             ==========  ========  ========  =======   =======  =======   ======  =======


                                             The accompanying notes are an integ

AND SECURITY PLAN

IN NET ASSETS AVAILABLE
FUND INFORMATION

cember 31, 1999
usands)


                            DFA U.S.                         Employee Stock
  DFA U.S.         DFA      Large Cap                        Ownership Plan
 6-10 Value   International Value II  Participant        -----------------------
Portfolio II  Value II Fund   Fund       Loans    Other  Allocated   Unallocated   Total
------------  ------------- --------- ----------- -----  ----------  ----------- ----------


  $13,441        $4,170      $10,318    $30,026   $ --   $1,084,067   $264,096   $4,130,711
  -------        ------      -------    -------   -----  ----------   --------   ----------
      961           386          747        --      --          --         --        93,323


   (3,902)          723       (1,573)     8,084    (118)     (3,545)       --       (36,432)

      --            --           --         --      --          --      24,500       24,500

      --            --           --         --      --       76,948    (76,948)         --

      --            --           --         --      --       (9,384)     9,384          --
  -------        ------      -------    -------   -----  ----------   --------   ----------


   (2,941)        1,109         (826)     8,084    (118)     64,019    (43,064)      81,391

    1,282           716          336      2,416     118     (45,335)   (21,443)    (124,575)
  -------        ------      -------    -------   -----  ----------   --------   ----------
   (1,659)        1,825         (490)    10,500     --       18,684    (64,507)     (43,184)
  -------        ------      -------    -------   -----  ----------   --------   ----------

      591           315          607        898     --       39,116        --       232,853

      --            --           --         --      --          --      13,458       13,458
  -------        ------      -------    -------   -----  ----------   --------   ----------


  $11,191        $5,680      $ 9,221    $39,628   $ --   $1,063,635   $186,131   $3,841,216
  =======        ======      =======    =======   =====  ==========   ========   ==========


ral part of these financial statements.

                                                               BELLSOUTH SAVINGS

                                                            STATEMENT OF CHANGES
                                                                   FOR BENEFITS,

                                                                  Year Ended Dec
                                                                         (In Tho

                                                            Vanguard
                                                              Index   Fidelity
                             BellSouth  Indexed   Interest    Trust    Growth
                               Stock     Stock     Income    Growth   & Income  Balanced
                                Fund      Fund      Fund    Portfolio Portfolio   Fund
                             ---------- --------  --------  --------- --------- --------
   Net Assets Available for
    Benefits,
    December 31, 1997......  $1,166,812 $182,325  $350,850   $19,922   $62,264  $22,369
                             ---------- --------  --------   -------   -------  -------
   Employee contributions..      37,009   13,190    19,815     2,941     5,075    2,021
   Transfer of
    participants'
    balances--net..........      79,815  (46,967)  (28,214)   12,526   (11,553)  (3,263)
   Supplemental
    contributions..........         --       --        --        --        --       --
   Allocation of shares to
    participants...........         --       --        --        --        --       --
   Transfer for loan
    repayment..............         --       --        --        --        --       --
                             ---------- --------  --------   -------   -------  -------
   Total Contributions,
    Allocations and
    Transfers..............     116,824  (33,777)   (8,399)   15,467    (6,478)  (1,242)
   Share of Trust
    investment activities..     877,915   46,165    20,699    11,780    16,272    4,465
                             ---------- --------  --------   -------   -------  -------
   Total Additions.........     994,739   12,388    12,300    27,247     9,794    3,223
                             ---------- --------  --------   -------   -------  -------
   Less: Distributions to
         participants......     103,512   10,590    40,909     1,540     4,222    1,696
     Interest on notes
        payable............         --       --        --        --        --       --
                             ---------- --------  --------   -------   -------  -------
   Net Assets Available for
    Benefits,
    December 31, 1998......  $2,058,039 $184,123  $322,241   $45,629   $67,836  $23,896
                             ========== ========  ========   =======   =======  =======


                                            The accompanying notes are an integ

 AND SECURITY PLAN

 IN NET ASSETS AVAILABLE
 WITH FUND INFORMATION

 ember 31, 1998
 usands)


            T. Rowe                            DFA U.S.                         Employee Stock
             Price    DFA U.S.        DFA      Large Cap                        Ownership Plan
      Bond  Mid-Cap  6-10 Value  International Value II  Participant        -----------------------
      Fund  Growth  Portfolio II Value II Fund   Fund       Loans    Other  Allocated   Unallocated   Total
     ------ ------- ------------ ------------- --------- ----------- -----  ----------  ----------- ----------


     $7,763 $11,069   $25,037       $4,711      $13,679    $23,140   $--    $  592,278   $109,087   $2,591,306
     ------ -------   -------       ------      -------    -------   ----   ----------   --------   ----------
        782   1,267     1,677          432          850        --     --           --         --        85,059


        177     103   (10,901)      (1,211)      (4,758)     5,922   (688)      (4,304)       --       (13,316)

        --      --        --           --           --         --     --           --      24,413       24,413

        --      --        --           --           --         --     --        59,763    (59,763)         --

        --      --        --           --           --         --     --        (8,214)     8,214          --
     ------ -------   -------       ------      -------    -------   ----   ----------   --------   ----------


        959   1,370    (9,224)        (779)      (3,908)     5,922   (688)      47,245    (27,136)      96,156

        712   2,358    (1,150)         604        1,298      2,141    688      476,989    197,854    1,658,790
     ------ -------   -------       ------      -------    -------   ----   ----------   --------   ----------
      1,671   3,728   (10,374)        (175)      (2,610)     8,063    --       524,234    170,718    1,754,946
     ------ -------   -------       ------      -------    -------   ----   ----------   --------   ----------

        776     626     1,222          366          751      1,177    --        32,445        --       199,832

        --      --        --           --           --         --     --           --      15,709       15,709
     ------ -------   -------       ------      -------    -------   ----   ----------   --------   ----------


     $8,658 $14,171   $13,441       $4,170      $10,318    $30,026   $--    $1,084,067   $264,096   $4,130,711
     ====== =======   =======       ======      =======    =======   ====   ==========   ========   ==========


ral part of these financial statements.

                                                               BELLSOUTH SAVINGS

                                                            STATEMENT OF CHANGES
                                                              FOR BENEFITS, WITH

                                                                  Year Ended Dec
                                                                         (In Tho

                                                           Vanguard
                                                             Index   Fidelity
                             BellSouth   Indexed  Interest   Trust    Growth
                               Stock      Stock    Income   Growth   & Income  Balanced  Bond
                                Fund       Fund     Fund   Portfolio Portfolio   Fund    Fund
                             ----------  -------- -------- --------- --------- -------- ------
   Net Assets Available for
    Benefits,
    December 31, 1996......  $  946,336  $103,144 $331,389  $   --    $19,377  $15,085  $6,978
                             ----------  -------- --------  -------   -------  -------  ------
   Employee contributions..      36,523    13,185   23,987      485     3,967    2,159     847
   Transfer of
    participants'
    balances--net..........    (108,974)   33,567   14,010   18,920    30,214    2,287     (80)
   Employing company
    contributions..........         --        --       --       --        --       --      --
   Supplemental
    contributions..........         --        --       --       --        --       --      --
   Allocation of shares to
    participants...........         --        --       --       --        --       --      --
   Transfer for loan
    repayment..............         --        --       --       --        --       --      --
                             ----------  -------- --------  -------   -------  -------  ------
   Total Contributions,
    Allocations and
    Transfers..............     (72,451)   46,752   37,997   19,405    34,181    4,446     767
   Share of Trust
    investment activities..     370,107    39,525   21,201      728    10,896    3,667     581
                             ----------  -------- --------  -------   -------  -------  ------
   Total Additions.........     297,656    86,277   59,198   20,133    45,077    8,113   1,348
                             ----------  -------- --------  -------   -------  -------  ------
   Less: Distributions to
         participants......      77,180     7,096   39,737      211     2,190      829     563
     Interest on notes
        payable............         --        --       --       --        --       --      --
                             ----------  -------- --------  -------   -------  -------  ------
   Net Assets Available for
    Benefits,
    December 31, 1997......  $1,166,812  $182,325 $350,850  $19,922   $62,264  $22,369  $7,763
                             ==========  ======== ========  =======   =======  =======  ======


                                             The accompanying notes are an integ

AND SECURITY PLAN

IN NET ASSETS AVAILABLE
FUND INFORMATION

ember 31, 1997
usands)


 T. Rowe                     DFA       DFA U.S.                American                            Employee Stock
  Price      DFA U.S.   International Large Cap  Berger   Century/Twentieth                       Ownership Plan
 Mid-Cap    6-10 Value    Value II    Value II    100      Century Growth   Participant        ----------------------
 Growth    Portfolio II     Fund        Fund      Fund     Investors Fund      Loans    Other  Allocated  Unallocated    Total
---------  ------------ ------------- --------- --------  ----------------- ----------- -----  ---------  -----------  -----------


 $   --      $ 7,361       $3,230      $ 5,964  $ 13,632       $ 5,780        $17,733   $ 127  $391,975    $ 43,020     $1,911,131
 -------     -------      -------      -------  --------       -------        -------   -----  --------    --------     -----------
     310       1,202          387          615       627           222            --      --        --          --          84,516


  10,672      13,600        1,405        5,029   (18,372)       (7,639)         4,463    (356)  (3,147)         --          (4,401)

     --          --           --           --        --            --             --      --     20,053         --          20,053

     --          --           --           --        --            --             --      --        --       23,857         23,857

     --          --           --           --        --            --             --      --     37,790     (37,790)           --

     --          --           --           --        --            --             --      --     (7,492)      7,492            --
 -------     -------       ------      -------  --------       -------        -------   -----  --------    --------     -----------


  10,982      14,802        1,792        5,644   (17,745)       (7,417)         4,463    (356)   47,204      (6,441)       124,025

     248       3,508         (159)       2,430     4,531         1,813          1,481     239   173,364      90,257        724,417
 -------     -------       ------      -------  --------       -------        -------   -----  --------    --------     -----------
  11,230      18,310        1,633        8,074   (13,214)       (5,604)         5,944    (117)  220,568      83,816        848,442
 -------     -------       ------      -------  --------       -------        -------   -----  --------    --------     -----------

     161         634          152          359       418           176            537      10    20,265         --         150,518

     --          --           --           --        --            --             --      --        --       17,749         17,749
 -------     -------       ------      -------  --------       -------        -------   -----  --------    --------     -----------


 $11,069     $25,037       $4,711      $13,679  $    --        $   --         $23,140   $ --   $592,278    $109,087     $2,591,306
 =======     =======       ======      =======  ========       =======        =======   =====  ========    ========    ===========


ral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

            (Dollars in Thousands, Except Per-Participant Amounts)

1. Plan Description

General

  The following description of the BellSouth Savings and Security Plan (the
Plan) provides only general information. For additional information, participants should refer to the Plan Prospectus/Summary Plan Description, as supplemented (SPD). A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000. In addition, copies of the Plan agreement and other related documents which include details of the Plan can be obtained by writing to: Secretary, BellSouth Savings Plan Committee, Room 13C09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

  The Plan was established by BellSouth Corporation (BellSouth) to provide a convenient way for non-salaried employees to save for their retirement on a long-term basis and to acquire an ownership interest in BellSouth. The Plan consists of two parts: one is a profit sharing plan which includes a qualified cash or deferred arrangement and which is intended to qualify as such under Sections 401(a), 401(k) and 401(m) and related sections of the Internal Revenue Code of 1986, as amended (the Code); the second part is an employee stock ownership plan (ESOP) which is designed as a stock bonus plan to invest primarily in shares of BellSouth Common Stock and which is intended to qualify under Sections 401(a), 401(m) and 4975(e)(7) and related sections of the Code. Substantially all non-management employees who are active, regular full-time or part-time employees of a BellSouth company participating in the Plan and have completed one year of service are eligible to participate. The Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

Master Trust

  For investment purposes, the assets of the Plan are held in the BellSouth Master Savings Trust (the Master Savings Trust). The Master Savings Trust also holds the assets of the BellSouth Retirement Savings Plan (BRSP).

Investment Options

  At December 31, 1999, the Plan's assets were comprised of the following investment vehicles: BellSouth Stock Fund, Indexed Stock Fund, Interest Income Fund, Bond Fund, Balanced Fund and the following mutual funds: Fidelity Growth & Income Portfolio, Vanguard Index Trust Growth Portfolio, DFA U.S. 6-10 Value Portfolio II, T. Rowe Price Mid-Cap Growth, DFA U.S. Large Cap Value II Fund and DFA International Value II Fund. All investments are valued on a daily basis.

  During 1997, the T. Rowe Price Mid-Cap Growth and the Vanguard Index Trust Growth Portfolio replaced the Berger 100 Fund and the American Century/Twentieth Century Growth Investors Fund as investment options. All participant balances in, and subsequent contributions to, the replaced funds were reallocated according to participant direction or into the Interest Income Fund in the absence of such direction.

Concentrations of Risk

  At December 31, 1999 and 1998, the Plan's assets were significantly concentrated in shares of BellSouth Common Stock, the value of which is subject to fluctuations related to corporate, industry and economic factors.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (Dollars in Thousands, Except Per-Participant Amounts)

1. Plan Description--(continued)

  The Plan's other investment options include a variety of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities subject participants to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the Statements of Net Assets Available for Benefits with Fund Information.

Vesting

  Participant contributions vest immediately. Employing company matching contributions vest upon a participant's completion of three years of service. One year of vesting service is earned upon a participant's completion of 1,000 work hours during any year.

Participant Loans (Whole Dollars)

  Participants may borrow from their fund accounts a minimum of $1,000 up to the lesser of $50,000 or 50 percent of their before-tax account balances as defined by the Plan document and any amounts rolled over to the Plan from other qualified plans. Loan balances are secured by the assets allocated to the participant's accounts and bear interest at various rates which ranged from 8.75% to 9.25% at December 31, 1999. Principal and interest are paid ratably through periodic payroll deductions for active employees and by coupon for nonactive employees.

Service Provider

  As of May 1, 1999, State Street Bank & Trust Company serves as the Trustee for the Master Savings Trust. During 1998, and in 1999 prior to May 1, Bankers Trust Company served as the Trustee for the Master Savings Trust. Metropolitan Life Insurance Company serves as the recordkeeper and service center provider for the Plan.

2. Accounting Policies

  The financial statements of the Plan have been prepared in accordance with generally accepted accounting principles. Such financial statements include estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the amounts of revenues and expenses. Actual results could differ from those estimates.

  With respect to the Statements of Net Assets Available for Benefits with Fund Information for the years presented, allocated share of Trust net assets includes investments at fair value, accrued interest income, accrued dividends, receivables for investments sold, payables for investments purchased and accrued administrative expenses of the Master Savings Trust.

  With respect to the Statements of Changes in Net Assets Available for Benefits with Fund Information for the years presented, allocated share of Trust investment activities includes the sum of realized gains, net of realized losses, the net change in unrealized appreciation/(depreciation) on the fair value of the investments, interest income, dividends, investment manager fees and other administrative fees paid by the Master Savings Trust.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (Dollars in Thousands, Except Per-Participant Amounts)

2. Accounting Policies--(continued)

  The values of investments in the Master Savings Trust are determined as follows:

  . Shares of BellSouth Common Stock and equity securities underlying the Indexed Stock Fund are valued on the basis of the closing price per share on December 31, 1999 and 1998 as reported on the New York Stock Exchange or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

  . The values of mutual funds, all of which are traded on a national securities exchange, are based on published daily closing net asset values as reported by the respective securities exchanges;

  . Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1999 and 1998 from published sources where available and, if not available, from other sources considered reliable; and

  . Annuity contracts with insurance companies and synthetic contracts are valued at principal plus reinvested interest.

  Purchases and sales of securities are reflected as of the trade date.

  Realized gains and losses on sales of investments are determined on the basis of average cost.

  Dividend income is recognized on the date the trust is entitled to the benefit. Interest earned on investments is recognized on the accrual basis.

3. Contributions

  Employee contributions to the Plan are recorded based upon authorized basic and supplemental contributions. The maximum basic contribution rate was $60 per week for 1999 and $55 per week for 1998 and 1997. Participants may contribute up to the IRS limit of their eligible compensation to the Plan on a before-tax basis.

  As discussed in Section 3 of the Plan document, participants may also rollover amounts into the Plan from other qualified plans.

  The employing company makes matching contributions to the ESOP in respect of each participant's authorized basic contribution. The rate of the employing company matching contribution remains in effect for a twelve-month period from April 1 through March 31 and varies from company to company. The employing company makes a matching contribution that is a percentage of the employee's basic contribution. The ranges of matching contribution rates for the three years ended December 31, 1999 were as follows:

                                                     1999      1998      1997
                                                   --------- --------- ---------
      January-March............................... 76% - 81% 76% - 86% 71% - 76%
      April-December..............................    76%    76% - 81% 76% - 86%

4. Plan Expenses

  Each participant in the Plan is charged a flat annual fee for Plan administrative expenses, including record keeping, trustee and other expenses considered reasonable by the Plan administrator. The fee is divided on a pro rata basis among each investment option of the participant. The per-participant fee was $33.00 for 1999, $33.00 for 1998 and $31.50 for 1997.
Additional fees are charged to individual participants for various services provided by the Plan's recordkeeper and the BellSouth Participant Service Center.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (Dollars in Thousands, Except Per-Participant Amounts)

4. Plan Expenses--(continued)

  Investment manager fees are paid by the Master Savings Trust. Investment manager fees, included in allocated share of Trust investment activities in the Statements of Changes in Net Assets Available for Benefits with Fund Information for the years presented, were as follows:

                                                             For the Year Ended
                                                                December 31,
                                                            --------------------
                                                             1999   1998   1997
                                                            ------ ------ ------
BellSouth Stock Fund.......................................   $237   $--    $--
Indexed Stock Fund.........................................     65     32     25
Interest Income Fund.......................................    145    141    147
Balanced Fund..............................................     30     22     17
Bond Fund..................................................     18     21     22
                                                            ------ ------ ------
                                                            $  495 $  216 $  211
                                                            ====== ====== ======

  The Master Savings Trust did not pay investment management fees for the BellSouth Stock Fund during 1998 and 1997.

  For the mutual funds, investment manager fees are not paid directly from the Master Savings Trust. However, these investments are subject to mutual fund management fees which reduce the overall return of the respective mutual fund. These fees, expressed as percentages of fund assets, which were assessed against the mutual funds by their respective managers, were as follows:

                                                                    For the
                                                                  Year Ended
                                                                 December 31,
                                                               -----------------
                                                               1999  1998  1997
                                                               ----- ----- -----
Vanguard Index Trust Growth Portfolio*........................ 0.12% 0.20% 0.20%
Fidelity Growth & Income Portfolio............................ 0.68% 0.71% 0.75%
T. Rowe Price Mid-Cap Growth*................................. 0.91% 0.91% 1.04%
DFA U.S. 6-10 Value Portfolio II.............................. 0.44% 0.45% 0.75%
DFA International Value II Fund............................... 0.50% 0.55% 0.75%
DFA U.S. Large Cap Value II Fund.............................. 0.37% 0.39% 0.75%
Berger 100 Fund*..............................................   --    --  1.41%
American Century/Twentieth Century Growth Investors Fund*.....   --    --  1.00%

--------
* During 1997, the T. Rowe Price Mid-Cap Growth and the Vanguard Index Trust Growth Portfolio replaced the Berger 100 Fund and the American
  Century/Twentieth Century Growth Investors Fund. For additional information, see Note 1.


5. Tax Status

  The Internal Revenue Service has determined and informed BellSouth by a favorable determination letter dated April 14, 1998 that the Plan and related Trust meet the requirements of Section 401(a) of the Code, and are exempt from federal income taxes under Section 501(a) of the Code.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (Dollars in Thousands, Except Per-Participant Amounts)

5. Tax Status--(continued)

  The Plan has been amended subsequent to the determination letter referred to above. BellSouth believes that the Plan, in its current form, will maintain its tax exempt status. Therefore, no provision for income taxes has been included in the Plan's financial statements.

  The federal income tax effects on participants with respect to the Plan are described in the SPD.

6. Termination Priorities

  BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. In the event the Plan is terminated and if BellSouth or its subsidiaries sponsor another defined contribution plan, the participants may elect to have their account balances transferred to the other plan. If BellSouth or its subsidiaries do not sponsor such a plan, the participants would receive a lump-sum distribution of their account balances.

7. Interest in BellSouth Master Savings Trust

  The assets of the Plan are held in the Master Savings Trust and are commingled with the assets of the BRSP. The assets of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust's assets. The Plan's allocated share of the total net assets of all funds in the Master Savings Trust was 34.42832% at December 31, 1999 and 35.47823% at December 31, 1998. The Plan's
allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1999 and 1998 were as follows:

                                                               1999      1998
                                                             --------- ---------
   BellSouth Stock Fund..................................... 46.17488% 47.98565%
   Indexed Stock Fund....................................... 14.19892% 14.31319%
   Interest Income Fund..................................... 27.05779% 26.38463%
   Vanguard Index Trust Growth Portfolio.................... 26.42735% 26.15788%
   Fidelity Growth & Income Portfolio....................... 26.98209% 27.36477%
   Balanced Fund............................................ 18.08127% 17.30202%
   Bond Fund................................................  7.30582%  6.96505%
   T. Rowe Price Mid-Cap Growth ............................ 20.59616% 19.81992%
   DFA U.S. 6-10 Value Portfolio II ........................ 15.07243% 16.55757%
   DFA International Value II Fund.......................... 12.41314% 12.02709%
   DFA U.S. Large Cap Value II Fund......................... 24.82715% 25.43601%
   Participant Loans........................................ 36.86068% 33.46392%
   Other.................................................... 50.42908% 30.19514%

  The financial position of the Master Savings Trust at December 31, 1999 and 1998 was as follows:

                                                             1999       1998
                                                             ----       ----
Assets:
 Investments at value:
  BellSouth Stock Fund:
   Shares of BellSouth Common Stock#..................... $3,775,655 $4,203,286
   Temporary cash investments............................     16,370    129,190
   Distributable shares .................................         63         84
  Indexed Stock Fund:
   Equity Index Fund#....................................  1,456,096  1,287,238
   Temporary cash investments............................        --          28

                      BELLSOUTH SAVINGS AND SECURITY PLAN

             (Dollars in Thousands, Except Per-Participant Amounts)

7. Interest in BellSouth Master Savings Trust--(continued)

                                                           1999        1998
                                                           ----        ----
  Interest Income Fund:
   General account investment contracts................      93,672     111,043
   Security backed investments.........................   1,096,133   1,086,643
   Temporary cash investments..........................      96,209      92,759
  Vanguard Index Trust Growth Portfolio:
   Securities..........................................     340,612     174,581
   Temporary cash investments..........................         --            4
  Fidelity Growth & Income Portfolio:
   Securities..........................................     262,475     247,529
   Temporary cash investments..........................         --            6
  Balanced Fund:
   Securities..........................................     126,019     127,085
   Temporary cash investments..........................      12,975      11,050
  Bond Fund:
   Securities..........................................     113,524     144,785
   Temporary cash investments..........................       1,786       2,555
  T. Rowe Price Mid-Cap Growth:
   Securities..........................................      98,869      71,251
   Temporary cash investments..........................         --            1
  DFA U.S. 6-10 Value Portfolio II:
   Securities..........................................      74,162      81,518
  DFA International Value II Fund:
   Securities..........................................      45,283      36,986
   Temporary cash investments..........................         --            3
  Personal Choice Retirement Account:
   Securities..........................................      43,594         --
  DFA U.S. Large Cap Value II Fund:
   Securities..........................................      37,252      40,975
 Participant Loans:
  Loans to participants................................     106,282      89,430
 Contribution Account+:
  Temporary cash investments...........................          42         155
 Distribution Account+:
  Securities...........................................         --        1,075
  Temporary cash investments...........................          47       8,496
 Expense Account+:
  Temporary cash investments...........................       3,290       2,524
 Dividends and interest income receivable..............       7,787       2,206
 Receivable for investments sold.......................      13,074       4,310
 Other receivables.....................................         469       5,934
                                                        ----------- -----------
                                                          7,821,740   7,962,730
Liabilities:
 Payable for investments purchased.....................      23,378     115,408
 Variation margin payable..............................         224         892
 Other payables........................................         --          102
                                                        ----------- -----------
 Trust net assets (excluding ESOP Trusts)..............   7,798,138   7,846,328
Investment in ESOP Trusts:
 Shares of BellSouth Common Stock allocated to partici-
  pants#...............................................   2,350,638   2,333,414
 Distributable shares..................................           1         107
 Shares of BellSouth Common Stock held for future allo-
  cation#..............................................     949,327   1,259,180
 Temporary cash investments............................      25,505      34,783
                                                        ----------- -----------
 Total investments.....................................  11,123,609  11,473,812
Liabilities:
 Notes payable.........................................     391,429     467,018
                                                        ----------- -----------
 Trust net assets...................................... $10,732,180 $11,006,794
                                                        =========== ===========
 Investments at cost................................... $ 7,276,780 $ 6,453,240
                                                        =========== ===========

--------
# Represents an individual investment which is 5% or more of the Net Assets of the Master Savings Trust.
+ These accounts are combined and presented as the "Other" fund in the accompanying financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (Dollars in Thousands, Except Per-Participant Amounts)

7. Interest in BellSouth Master Savings Trust--(continued)

  Distributions from the BellSouth Stock Fund and the ESOP Trusts that are payable in shares of BellSouth Common Stock are separated from the "Shares of BellSouth Common Stock" and "Shares of BellSouth Common Stock allocated to participants" lines and reflected as "Distributable shares" instead.

  Assets in the BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, mutual funds and some of the assets in the Balanced Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate daily.

Assets in the Interest Income Fund are invested in the following types of financial vehicles:

  . General Account Investment Contracts--These contracts are also referred to as traditional investment contracts. An investment contract is termed "general account" when the assets committed to the contract are commingled with other general assets of the contract issuer. The contract issuer promises to return the invested principal plus a stated rate of interest upon maturity. The quality of the promise is a function of the financial condition of the contract issuer.

  . Security Backed Investments--These are generic terms which refer to investment contracts other than "traditional" general account investment contracts as defined above. These investments consist of a combination of marketable securities, owned directly by the Plan or as units of a separate account or trust owned by the Plan, and an investment contract that provides liquidity for eligible employee benefits at book value. Market value securities are investments in fixed income securities owned by the Plan without a corresponding investment contract. Liquidation of these securities to pay eligible benefit events is at market value.

    -- Group Trust Investment Contracts--Group Trust refers to the PRIMCO
       Group Trust for Employees Benefit Plans. The PRIMCO Group Trust contains a series of commingled investment funds, available only to PRIMCO clients, constructed to provide a stable value portfolio with the beneficial elements of various fixed income management strategies. PRIMCO, as the investment manager of the Funds within the PRIMCO Group Trust, has hired Bankers Trust Company to serve as the Trustee. One form of a "synthetic" investment contract as described below, the Plan's investment in any one of the various PRIMCO Group Trust Funds is unitized and may be "wrapped" by an independent financial institution through the issuance of an investment contract.

    -- Separate Account Investment Contracts--An investment contract is termed "separate account" when the assets committed to the contract are segregated from the general assets of the contract issuer through the use of a specifically identifiable separate account. The separate account may be comprised of investments from one Plan or Trust, or comprised of investments from multiple qualified retirement Plans and Trusts. Though ownership of the assets held in a separate account is retained by the contract issuer, the assets are protected from liabilities arising from the contract issuers' general operations. The investment performance of a separate account investment contract may be a function of the investment performance of the investments held in the separate account.

    -- Synthetic Investment Contract--The term "synthetic" investment contract is used to describe a variety of investment contracts under which a Plan retains ownership of the invested assets, or owns units of an account or trust which holds the invested assets. To ensure these invested assets may be accounted for at book value, a "synthetic" investment contract, also referred to as a "wrap" contract, is negotiated with an independent financial institution. Under the terms of these investment contracts, the contract issuer ensures the Plan's ability to pay eligible employee benefits at book value. The investment performance of a synthetic investment contract may be a function of the investment performance of the invested assets.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (Dollars in Thousands, Except Per-Participant Amounts)

7. Interest in BellSouth Master Savings Trust--(continued)

  The value of the Interest Income Fund reflected in these financial statements is based upon the principal invested and the interest credited. The fair value of the Interest Income Fund, by investment type, at December 31, 1999 and 1998 was as follows:

                                                       December 31, December 31,
                                                           1999         1998
                                                       ------------ ------------
   General account investment contracts...............  $   93,672   $  111,043
   Security backed investments:
    Underlying assets.................................   1,093,149    1,084,936
    Wrapper contracts.................................       2,984        1,707
                                                        ----------   ----------
     Total contracts..................................  $1,189,805   $1,197,686
                                                        ==========   ==========

  The contracts held by the Master Savings Trust in the Interest Income Fund are considered fully benefit-responsive in accordance with AICPA Statement of Position 94-4. The crediting interest rate was 6.12% at December 31, 1999 and 6.49% at December 31, 1998. The average yield was 6.23% in 1999 and 6.13% in 1998. Interest rates are reset on a semi-annual, quarterly or monthly basis to move the current book value of these investments toward the projected future market value over the life of the contract.

  During 1990, the BellSouth Management Savings and Employee Stock Ownership Plan Trust and the BellSouth Savings and Security ESOP Trust (the ESOP Trusts) issued medium-term notes in the aggregate amount of $850 million to fund the purchase of BellSouth Common Stock to be utilized at later dates to fulfill match obligations. Shares purchased with such funds are released for allocation to participant accounts based on a prescribed schedule coinciding with payments on the ESOP notes.

  Assets held in the Master Savings Trust are generally unavailable to service the ESOP debt; however, the notes are guaranteed by and are subject to direct recourse against BellSouth. BellSouth contributes to the ESOP Trusts an amount necessary, net of ESOP dividends and interest, to service the ESOP notes. Such contributions are classified as Supplemental Contributions in the accompanying Statements of Changes in Net Assets Available for Benefits With Fund Information. These contributions are subject to the claims of holders of debt securities issued by the ESOP Trusts but are held at BellSouth and paid to the ESOP Trusts twice yearly to fund, on a same day basis, required payments by the ESOP Trusts on the notes. Such contributions would not remain in the ESOP Trusts unless there was a default on the debt securities by the ESOP Trustee after having received the required contributions from BellSouth. Therefore, holders of the debt securities should not rely on the assets of the ESOP Trusts in arriving at an investment decision with respect to the debt securities.

  In addition to Supplemental Contributions, BellSouth contributes amounts necessary to purchase any additional shares required to meet the match obligations after shares released by the ESOP Trusts have been used. Such contributions are classified as Employing Company Contributions in the accompanying Statements of Changes in Net Assets Available for Benefits With Fund Information.

  In lieu of receiving cash dividends earned on shares of BellSouth Common Stock which have been allocated to participants from the ESOP Trusts, participant accounts are credited with equivalent shares of BellSouth

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (Dollars in Thousands, Except Per-Participant Amounts)
7. Interest in BellSouth Master Savings Trust--(continued)

Common Stock. Dividends on the related ESOP shares are transferred to the Unallocated ESOP Fund and are applied towards the service of the ESOP notes. The transfer of these earnings is classified as Transfer for Loan Repayment in the accompanying Statements of Changes in Net Assets Available for Benefits With Fund Information.

  BellSouth made cash contributions to the ESOP Trusts in the amount of $73,389 in 1999, $71,857 in 1998 and $68,393 in 1997, for the purpose of servicing the guaranteed debt. BellSouth also made cash contributions in the amount of $8,322 in 1998 and $21,675 in 1997 to purchase additional shares to meet the match obligations.

  A description of each debt issue is as follows:

  BellSouth Management Savings and Employee Stock Ownership Plan Trust:

                   Title                      Amount  Interest Rate   Due Date
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $275,000    9.125%     July 1, 2003
Amortizing Medium-Term Notes, Series A...... $275,000    9.19%      July 1, 2003
                                             --------
  Total..................................... $550,000
                                             ========

  BellSouth Savings and Security ESOP Trust:

                   Title                      Amount  Interest Rate   Due Date
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $300,000    9.125%     July 1, 2003

  Maturities of the ESOP Trusts' long-term debt outstanding at December 31, 1999 were as follows:

                                       2000    2001     2002     2003    Total
                                      ------- ------- -------- -------- --------
Maturities........................... $84,470 $94,128 $104,648 $108,183 $391,429
                                      ======= ======= ======== ======== ========

  Investment activities of the Master Savings Trust are allocated to the Plan based upon the total of each individual Plan participant's share of the Master Savings Trust investment activities during the period ended December 31, 1999.

  The Master Savings Trust investment activities for the years ended December 31, 1999, 1998 and 1997 were as follows:

                                                  For the Year Ended
                                                     December 31,
                                           -----------------------------------
                                              1999         1998        1997
                                           -----------  ----------  ----------
Investment Activities:
 Dividends on shares of BellSouth Common
  Stock................................... $   119,742  $  110,822  $  117,861
 Interest Income Fund income..............      71,112      78,395      77,381
 Other interest...........................      66,375      46,717      38,778
 Net change in unrealized
  appreciation/(depreciation) on
  investments.............................  (1,264,789)  2,617,133     689,077
 Net realized gain on investments.........   1,084,574   1,161,504     991,088
 Investment manager fees..................      (1,880)     (1,198)     (1,308)
 Other fees...............................      (2,999)     (3,262)     (2,960)
                                           -----------  ----------  ----------
Net investment activities................. $    72,135  $4,010,111  $1,909,917
                                           ===========  ==========  ==========

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

             H4(i)--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                 (In Thousands)

                                                          December 31, 1999
                                                   -------------------------------
                                                   Number of
                                                   Shares or
                                                   Principal             Carrying
        Name of Issuer and Title of Issue           Amount      Cost      Value
        ---------------------------------          --------- ---------- ----------
                              BELLSOUTH STOCK FUND
Shares of BellSouth common stock*#--99.6%........    80,656  $2,948,395 $3,775,718
                                                             ---------- ----------
Temporary Cash Investments--0.4%.................    16,370  $   16,370 $   16,370
                                                             ---------- ----------
  Total BellSouth Stock Fund--100.0%.............            $2,964,765 $3,792,088
                                                             ---------- ----------
                               INDEXED STOCK FUND
Bankers Trust Pyramid Equity Index Fund#--100.0%.       412  $  906,100 $1,456,096
                                                             ---------- ----------
  Total Indexed Stock Fund--100.0%...............            $  906,100 $1,456,096
                                                             ---------- ----------
                             INTEREST INCOME FUND+

General Account Investment Contracts--7.3%
 Metropolitan Life Insurance Co., 6.58%,
  08/06/01.......................................  $ 15,385  $   15,385 $   15,302
 New York Life Insurance Co. (5.62%-6.80%),
  (07/22/00-12/17/01)............................  $ 25,450  $   25,450 $   25,314
 SunAmerica Life Insurance Co., 9.32%-01/02/04...  $  1,461  $    1,461 $    1,450
 John Hancock Life Insurance (5.74%-6.35%),
  (01/03/00-12/02/02)............................  $ 50,421  $   50,421 $   50,175
 Monumental Life Insurance Co., 5.97%, 03/30/00..  $  1,437  $    1,437 $    1,431
                                                             ---------- ----------
                                                             $   94,154 $   93,672
                                                             ---------- ----------
Group Trust Investment Contracts--29.0%
 Continental Assurance Co., 5.44%, 02/01/06......  $ 42,788  $   42,788 $   42,596
 Chase Manhattan Bank, 6.67%, 12/30/03...........  $ 25,920  $   25,920 $   25,182
 Bank of America NT & SA, 8.9%, 12/30/02.........  $ 12,086  $   12,086 $   11,999
 Bankers Trust, 6.1%, 12/30/02...................  $127,115  $  127,115 $  126,477
 Continental Assurance, 5.78%, 06/30/04..........  $ 56,581  $   56,581 $   56,312
 Transamerica Life & Annuity, 6.31%, 06/30/04....  $ 27,232  $   27,232 $   27,091
 CDC, 6.22%, 03/30/00............................  $ 58,348  $   58,348 $   58,044
 Chase Manhattan Bank, 6.52%, 12/01/09...........  $ 25,317  $   25,317 $   25,778
                                                             ---------- ----------
                                                             $  375,387 $  373,479
                                                             ---------- ----------
Separate Account Investment Contracts--22.5%
 Aetna Life Insurance Company, 6.51%, 12/30/02...  $ 53,916  $   53,916 $   53,628
 Allstate Life Insurance Company, 5.48%,
  07/01/02.......................................  $ 75,389  $   75,389 $   75,049
 John Hancock Life Insurance Company, 7.72%,
  05/01/07.......................................  $ 94,279  $   94,279 $   93,719
 Massachusetts Mutual, 6.50%, 07/05/02...........  $  7,138  $    7,138 $    7,100
 Massachusetts Mutual, 5.98%, 11/30/03...........  $ 12,402  $   12,402 $   12,340
 Metropolitan Life Insurance Co., 5.75%,
  12/30/02.......................................  $ 40,593  $   40,593 $   40,401
 Prudential Insurance Company of America, 15.18%,
  07/14/01.......................................  $     75  $       75 $       74
 Prudential Insurance Company of America, 10.7%,
  09/15/01.......................................  $  6,415  $    6,415 $    6,360
 Prudential Insurance Company of America, 7.91%,
  11/20/00.......................................  $    684  $      684 $      680
                                                             ---------- ----------
                                                             $  290,891 $  289,351
                                                             ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

      H4(i)--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(Continued)

                                 (In Thousands)

                                                           December 31, 1999
                                                        -----------------------
                                                        Number of
                                                        Shares or
                                                        Principal      Carrying
          Name of Issuer and Title of Issue              Amount   Cost  Value
          ---------------------------------             --------- ---- --------
Synthetic Investment Contracts--33.7%
Bank of America Natl. Trust & Savings, 5.67%, 11/27/06

             Underlying Assets              Market Value
             -----------------              ------------
 Newcourt Equipment Trust..................   $17,375
 United States Treasury....................   $14,843
 United States Treasury....................   $10,467
 United States Treasury....................   $10,260
 United States Treasury....................   $ 9,938
 United States Treasury....................   $ 8,980
 United States Treasury....................   $ 4,847
 United States Treasury....................   $ 4,076
 MBNA Master Trust.........................   $ 9,924
 Residential Funding II....................   $ 6,105
                                              -------
                                              $96,815    $97,739 $97,739 $97,468
                                              -------
Monumental Life Insurance Co., 6.03%, 12/08/09
             Underlying Assets              Market Value
             -----------------              ------------
 Household Affinity CC MT..................   $16,030
 Pinnacle CBO FSA..........................   $13,585
 Carondelel Health - MBIA..................   $10,217
 Premier Auto Master Trust.................   $ 9,851
 Pacific Life CBO 98-1.....................   $ 9,430
 Province of Quebec........................   $ 8,427
 Home Ownership Fund Corp 1................   $ 7,150
 Home Ownership Fund Corp 2................   $ 4,781
 Merill Lynch Huntoon Pg...................   $ 3,734
 GMAC Comm. Mort. Securities...............   $ 2,585
 ATT Capital Eq. Trust.....................   $ 2,573
 World Omni Auto Lease.....................   $ 2,160
 Ameresco..................................   $ 1,471
                                              -------
                                              $91,994    $94,859 $94,859 $94,373
                                              -------

Rabobank Nederland, (6.05% - 7.72%),
 (04/25/00-12/08/09)
            Underlying Assets             Market Value
            -----------------             ------------
 Sears Credit Account MT.................   $ 5,485
 Neiman Marcus CC MT.....................   $18,123
 Fleetwood Financial.....................   $ 2,566
 Fannie Mae..............................   $ 5,617
 World Omni Auto Lease Trs...............   $ 3,875
 GMAC - MBIA Wrapped.....................   $ 7,542
 First Union/LEH Broths..................   $ 3,239
 Chemical Bank Master Trust..............   $ 5,000
 World Omni Auto Lease Trs...............   $ 4,320
 Fannie Mae..............................   $ 6,725
 Federal Home Loan Mortgage Co...........   $ 2,947
 GOSA Mortgage Security Corp II..........   $ 4,580
                                            -------
                                            $70,019    $70,197 $70,197 $69,793
                                            -------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

      H4(i)--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(Continued)

                                 (In Thousands)

                                                        December 31, 1999
                                                 -------------------------------
                                                 Number of
                                                 Shares or
                                                 Principal             Carrying
 Name of Issuer and Title of Issue                Amount      Cost      Value
 ---------------------------------               --------- ---------- ----------
State Street Bank & Trust,
 6.21%, 11/17/03

         Underlying Assets          Market Value
         -----------------          ------------
 Nissan Auto Receivables...........   $ 11,937
 Honda Auto Lease Trust............   $  9,990
 Green Tree Financial..............   $  9,963
 EqiCredit HEQ Loan................   $  9,928
 Federal Home Loan Mortgage Co. ...   $  9,925
 Union Acceptance Corp. ...........   $  9,908
 Caterpillar Fin. Asset Trust......   $  9,888
 Green Tree Home Improv. Ln........   $  7,325
 Advanta Mortgage Loan.............   $  6,889
 Green Tree Financial..............   $  5,005
 CIT RV Trust......................   $  4,910
 Green Tree Financial..............   $  3,997
 United States Treasury............   $  1,020
                                      --------
                                      $100,685   $101,942  $  101,942 $  101,313
                                      --------
Union Bank of Switzerland (7.64%-
 8.3%), (06/15/00)

         Underlying Assets          Market Value
         -----------------          ------------
 Advanta Credit Card Master Trust..   $ 20,076   $ 20,067  $   20,067 $   19,937

                                    Market Value
                                    ------------
CDC Investment (6.20%-7.25%),
 (05/31/00-12/12/02)                  $ 50,730   $ 50,730  $   50,730 $   50,419
                                                           ---------- ----------
                                                           $  435,534 $  433,303
                                                           ---------- ----------
Temporary Cash Investments--7.5%                 $ 96,209  $   96,209 $   96,209
                                                           ---------- ----------
  Total Interest Income Fund--100%                         $1,292,175 $1,286,014
                                                           ---------- ----------

                               BOND FUND

U.S. Government Securities--13.3%
 Federal Natl. Mtg. Assn., 5.125%,
  02/13/04.........................              $    800  $      756 $      753
 GNMA Pool, 6.375%, 05/20/22.......              $  4,055  $    4,151 $    4,109
 U.S. Treasury Notes, 3.625%,
  07/15/02.........................              $  3,145  $    2,610 $    3,113
 U.S. Treasury Notes, 3.375%,
  01/15/07.........................              $  2,755  $    2,158 $    2,596
 U.S. Treasury Notes, 3.625%,
  01/15/08.........................              $  1,974  $    1,892 $    1,880
 U.S. Treasury Notes, 3.875%,
  01/15/09.........................              $    819  $      798 $      791
 U.S. Treasury Bonds, 12.000%,
  08/15/13.........................              $  1,600  $    3,092 $    2,136
                                                           ---------- ----------
                                                           $   15,457 $   15,378
                                                           ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

      H4(i)--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(Continued)

                                 (In Thousands)

                                                          December 31, 1999
                                                       -----------------------
                                                       Number of
                                                       Shares or
                                                       Principal      Carrying
Name of Issuer and Title of Issue                       Amount   Cost  Value
---------------------------------                      --------- ---- --------
Loans Secured By Mortgages--50.5%
 Advanta Mtg. Ln. Tr., 6.810%, 05/25/14............... $ 2,745 $  2,745 $  2,733
 Citicorp Mtg. Secs. Inc., 6.500%, 11/25/27........... $ 9,959 $ 10,009 $  9,766
 Green Tree Finl. Corp., 6.970%, 04/01/31............. $ 3,000 $  3,000 $  2,983
 Federal Home Ln. Mtg., PC GTI, 7.000%, 02/15/27...... $12,187 $ 12,260 $ 10,854
 Government Natl. Mtg. Assn., 6.000%, 09/20/28........ $ 5,393 $  5,194 $  4,358
 Norwest Asset Secs. Corp., 6.750%, 05/25/28.......... $ 8,000 $  7,813 $  7,022
 Residential Fdg. Mtg. Secs., I, 7.000%, 04/25/27..... $ 6,285 $  6,399 $  6,197
 Residential Fdg. Secs. I Inc., 7.000%, 11/25/27...... $ 5,000 $  5,052 $  4,664
 Small Business Admin. Part., 7.540%, 08/10/09........ $ 5,000 $  5,000 $  5,000
 U.S. Dept. Veteran Affairs, 6.000%, 05/15/25......... $ 5,000 $  5,037 $  4,620
                                                               -------- --------
                                                               $ 62,509 $ 58,197
                                                               -------- --------
Corporate Obligations--10.4%
 Case Cr. Corp. 5.850%, 02/20/01...................... $ 2,100 $  2,070 $  2,063
 Sanwa Finl. Aruba AEC 8.350%, 07/15/09............... $ 2,000 $  2,005 $  2,007
 Sumitome Bk. Intl. NV 8.500%, 06/15/09............... $ 5,000 $  5,096 $  5,068
 USA Waste Svcs. Inc. 6.125%, 07/15/01................ $ 3,000 $  2,994 $  2,855
                                                               -------- --------
                                                               $ 12,165 $ 11,993
                                                               -------- --------

Corporate Debt Preferred--24.2%
 Associates Corp. North Amer. 5.750%, 11/01/03........ $ 5,000 $  4,998 $  4,769
 Ford Motor Credit Company 7.750%, 11/15/02........... $ 5,000 $  5,317 $  5,083
 General Mtrs. Accept. Corp. 5.750%, 11/10/03......... $ 5,000 $  4,981 $  4,761
 General Mtrs. Accept. Corp. 6.750%, 02/07/02......... $ 6,000 $  6,134 $  5,968
 Philadelphia Elec. Co. 5.625%, 11/01/01.............. $ 5,000 $  4,938 $  4,881
 Philip Morris 7.250%, 01/15/03....................... $   300 $    311 $    295
 Transamerica Finl. Corp. Mtn. 6.000%, 12/14/01....... $ 2,200 $  2,200 $  2,199
                                                               -------- --------
                                                               $ 28,879 $ 27,956
                                                               -------- --------
Temporary Cash Investments--1.5%......................   1,786 $  1,786 $  1,786
                                                               -------- --------
                                                               $  1,786 $  1,786
                                                               -------- --------
  Total Bond Fund--100.0%.............................         $120,796 $115,310
                                                               -------- --------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

      H4(i)--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(Continued)

                                 (In Thousands)

                                                                     December 31, 1999
                                                              -------------------------------
                                                              Number of
                                                              Shares or
                                                              Principal             Carrying
             Name of Issuer and Title of Issue                 Amount      Cost      Value
             ---------------------------------                --------- ---------- ----------

                                 BALANCED FUND
BT Equity Index Fund--54.3%.................................       21   $   42,279 $   75,464
                                                                        ---------- ----------
BT Pyramid Large Capitalization--34.9%......................   22,325   $   39,065 $   48,530
                                                                        ---------- ----------
U.S. Treasury Bill, Exp. 03/16/00--0.8%.....................   $1,060   $    1,040 $    1,040
                                                                        ---------- ----------
U.S. Treasury Bill, Exp. 05/11/00--0.7%.....................   $1,010   $      985 $      985
                                                                        ---------- ----------
Temporary Cash Investments--9.3%............................   12,975   $   12,975 $   12,975
                                                                        ---------- ----------
  Total Balanced Fund--100.0%...............................            $   96,344 $  138,994
                                                                        ---------- ----------

                       FIDELITY GROWTH & INCOME PORTFOLIO

Shares of Fidelity Secs. Growth & Income Com. Stk.--100.0%..    5,566   $  201,810 $  262,475
                                                                        ---------- ----------
  Total Fidelity Growth & Income Portfolio--100.0%..........            $  201,810 $  262,475
                                                                        ---------- ----------

                     VANGUARD INDEX TRUST GROWTH PORTFOLIO

Shares of Vanguard Index--100.0%............................    8,636   $  266,158 $  340,612
                                                                        ---------- ----------
  Total Vanguard Index Trust Growth Portfolio--100.0%.......            $  266,158 $  340,612
                                                                        ---------- ----------

                        DFA U.S. 6-10 VALUE PORTFOLIO II

Shares of Dimensional Invt Grp Small Cap Val. Com. Stk.--
 100.0%.....................................................    4,800   $   76,050 $   74,162
                                                                        ---------- ----------
  Total DFA U.S. 6-10 Value Portfolio II--100.0%............            $   76,050 $   74,162
                                                                        ---------- ----------

                          T. ROWE PRICE MID-CAP GROWTH

Shares of T. Rowe Price Mid-Cap Growth--100.0%..............    2,464   $   78,206 $   98,869
                                                                        ---------- ----------
  Total T. Rowe Price Mid-Cap Growth--100.0%................            $   78,206 $   98,869
                                                                        ---------- ----------

                        DFA U.S. LARGE CAP VALUE II FUND

Shares of Dimensional Invt Grp Inc Lrge Cap Val. Com. Stk.--
 100.0%.....................................................    2,255   $   38,906 $   37,252
                                                                        ---------- ----------
  Total DFA U.S. Large Cap Value II Fund--100.0%............            $   38,906 $   37,252
                                                                        ---------- ----------

                        BELLSOUTH MASTER SAVINGS TRUST

                  EMPLOYER IDENTIFICATION NUMBER: 58-1533433

      H4(i)--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(Continued)

                                (In Thousands)

                                                        December 31, 1999
                                                 --------------------------------
                                                 Number of
                                                 Shares or
                                                 Principal             Carrying
       Name of Issuer and Title of Issue          Amount      Cost       Value
       ---------------------------------         --------- ---------- -----------

                        DFA INTERNATIONAL VALUE II FUND

Shares of Dimensional Invt Grp Intl Com. Stk.--
 100.0%.........................................    3,538  $   42,306 $    45,283
                                                           ---------- -----------
  Total DFA International Value II Fund--100.0%.           $   42,306 $    45,283
                                                           ---------- -----------

                      PERSONAL CHOICE RETIREMENT ACCOUNT

Charles Schwab Self Managed Fund--100.0%........   43,594  $   43,594 $    43,594
                                                           ---------- -----------
  Total Personal Choice Retirement Account......           $   43,594 $    43,594
                                                           ---------- -----------

                               PARTICIPANT LOANS

Loans to Participants (8.75%-9.25%)--100.0%..... $106,282  $  106,282 $   106,282
                                                           ---------- -----------
  Total Loan Fund--100.0%.......................           $  106,282 $   106,282
                                                           ---------- -----------

                            CONTRIBUTION ACCOUNT++
Temporary Cash Investments--100.0%..............       42  $       42 $        42
                                                           ---------- -----------
  Total Contribution Acct.--100.0%..............           $       42 $        42
                                                           ---------- -----------

                            DISTRIBUTION ACCOUNT++
Temporary Cash Investments--100.0%..............       47  $       47 $        47
                                                           ---------- -----------
  Total Distribution Acct.--100.0%..............           $       47 $        47
                                                           ---------- -----------

                               EXPENSE ACCOUNT++
Temporary Cash Investments--100.0%..............    3,290  $    3,290 $     3,290
                                                           ---------- -----------
  Total Expense Acct.--100.0%...................           $    3,290 $     3,290
                                                           ---------- -----------

                         EMPLOYEE STOCK OWNERSHIP PLAN
Shares of BellSouth Common Stock*#--99.2%.......   70,493  $1,014,404 $ 3,299,966
                                                           ---------- -----------
Temporary Cash Investments--0.8%................   25,505  $   25,505 $    25,505
                                                           ---------- -----------
  Total Employee Stock Ownership Fund--100.0%...           $1,039,909 $ 3,325,471
                                                           ---------- -----------
  TOTAL INVESTMENTS.............................           $7,276,780 $11,125,881
                                                           ========== ===========

--------
NOTES
Percentages represent the percentage of the investments of each fund of the Master Savings Trust.

 * This investment is a security issued by a party-in-interest to the Plan.
 # Represents an individual investment which is 5% or more of the Net Assets of the Master Savings Trust.
 + The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 6.23% for the year 1999. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.
++ These accounts are combined and presented as the "Other" fund in the Plan's
   Financial Statements.